NEWS RELEASE
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                                                   CONTACT:      HUGH AIKEN
                                                                 KEVIN MCDERMED
                                                                 913 367 2121
                                                                 NYSE: FDY

             ATCHISON CASTING CORPORATION IMPROVES OPERATING MARGIN
                     BY 69% IN FIRST QUARTER OF FISCAL 2002

     ATCHISON, KANSAS - NOVEMBER 8, 2001 - Atchison Casting Corporation
(NYSE:FDY) today announced results for the first quarter ended September 30,
2001.

     First quarter net sales increased $406,000 to $99.6 million from $99.2 million in the comparable period last year. Operating margin increased $3.7 million to a loss of $1.7 million from a loss of $5.4 million in the comparable period last year. The pre-tax loss for the quarter was $4.3 million, compared to a pre-tax loss of $8.0 million in the first quarter of fiscal 2001. Based on the
Company's current tax position, no income tax benefits were recorded in connection with the losses in the United States and Europe. For the first quarter of fiscal 2002, the Company recorded a net loss of $4.5 million, or
$0.58 per share, compared to a net loss, before the cumulative effect of a change in accounting principle, of $5.3 million, or $0.69 per share, in the comparable period last year. Including the cumulative effect on prior years of a change in accounting for derivative financial instruments, the Company recorded a net loss of $5.9 million, or $0.76 per share, in the first quarter of fiscal
2001.

     "The slight increase in sales, despite the impact of having closed three foundries, reflects an improvement in capacity utilization at the remaining plants," said Hugh Aiken, CEO. "Backlog continues to grow, and, as of September
30, stood at a record $214.3 million. This growth is being driven by improving conditions in the power generation, coal mining, mass transit and oil and gas exploration markets. Other markets that ACC serves, such as steel, locomotive and mining equipment, continue to be soft," continued Mr. Aiken.

     "The actions we have taken over the last year, including the closure of
Claremont, PrimeCast and Pennsylvania Steel, reductions in employment levels and installations of new equipment and processes to improve productivity, are beginning to positively impact our operating results and cash flow," said Mr.
Aiken. "In the first quarter, our pre-tax loss has been reduced by nearly 50%.
The first quarter traditionally has lower sales and higher expenses due to scheduled plant shutdowns and annual maintenance projects in July and August,"
continued Mr. Aiken.

     "The state of the steel industry, to which we supply rolling equipment, is important to Atchison Casting Corporation. The number of mills currently operating under court protection, or closed, testifies to the difficult conditions faced by our steel making customers," Aiken added.

     "At this time, our foundries that produce castings for power generation, oil field equipment and rail products are generally profitable, while the foundries serving the general industrial, farm equipment and trucking markets are losing money," Aiken added.

                              ATCHISON CASTING CORPORATION
 400 SOUTH FOURTH STREET o P.O. BOX 188 o ATCHISON, KANSAS 66002-0188 o (913) 367-2121 o FAX
                                   (913) 367-2155

        "Sales and earnings in Europe are disappointing. The expected turnaround at Sheffield in the UK has not materialized, in part due to the devastation of the steel industry and in part due to internal difficulties in producing and shipping the increased backlog that resulted from improved oilfield and power generation markets. Sheffield is working hard to correct these problems. At
Fonderie d'Autun in France, the initiation of production deliveries of brake disks to Peugot has begun, as we convert from a radiator foundry to an automotive foundry. However, the start up costs associated with this new product line are currently generating losses at Autun," Aiken added.

     "As previously reported, Atchison Casting UK Ltd., our U.K. subsidiary, completed a new 25 million British pound financing agreement in September with
Burdale Financial Limited, an affiliate of Congress Financial Corporation. This agreement has provided necessary working capital for our operations in both the
U.K. and France, and some additional working capital for our North American operations. We continue to try to negotiate a longer-term extension to the
Company's North American credit line, which would allow us the time to attempt to negotiate a new, long-term banking arrangement," concluded Mr. Aiken

     ACC produces iron, steel and non-ferrous castings for a wide variety of equipment, capital goods and consumer markets.

     This press release contains forward-looking statements that involve risks and uncertainties. Such statements include the Company's expectations as to future performance. Among the factors that could cause actual results to differ materially from the forward looking statements are the following: costs of closing foundries, success in selling Jahn Foundry and Los Angeles Die Casting, the impact that terrorist activities on and after September 11, 2001 and any related military responses may have on the markets served by the Company, business conditions and the state of the general economy, particularly the capital goods industry, the strength of the U.S. dollar, British pound sterling and the Euro, interest rates, the Company's ability to renegotiate or refinance its lending arrangements, utility rates, the availability of labor, the successful conclusion of union contract negotiations, the results of any litigation arising out of the accident at Jahn Foundry, results of any litigation or regulatory proceedings arising from the accounting irregularities at the Pennsylvania Foundry Group, the competitive environment in the casting industry and changes in laws and regulations that govern the Company's business, particularly environmental regulations.

                              ATCHISON CASTING CORPORATION
 400 SOUTH FOURTH STREET o P.O. BOX 188 o ATCHISON, KANSAS 66002-0188 o (913) 367-2121 o FAX
                                     (913) 367-2155

                           ATCHISON CASTING CORPORATION AND SUBSIDIARIES
                               CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (In Thousands, Except Share Data)
                                            (Unaudited)

                                                                  Three Months Ended
                                                                    September 30,
                                                                2001             2000
                                                            --------------   --------------

NET SALES                                                         $99,614          $99,208

COST OF GOODS SOLD                                                 92,189           95,208
                                                            --------------   --------------
GROSS PROFIT                                                        7,425            4,000

OPERATING EXPENSES:

  Selling, general and administrative                               9,187            9,429

  Amortization of intangibles                                         (94)             (68)
                                                            --------------   --------------
     Total operating expenses                                       9,093            9,361

                                                            --------------   --------------
OPERATING LOSS                                                     (1,668)          (5,361)

INTEREST EXPENSE                                                    2,662            2,605

MINORITY INTEREST IN NET LOSS
   OF SUBSIDIARIES                                                    (28)             (12)
                                                            --------------   --------------

LOSS BEFORE INCOME TAXES AND
  CUMULATIVE EFFECT OF A CHANGE IN
  ACCOUNTING PRINCIPLE                                             (4,302)          (7,954)

INCOME TAX EXPENSE (BENEFIT)                                          181           (2,634)
                                                            --------------   --------------

LOSS BEFORE CUMULATIVE EFFECT
  OF A CHANGE IN ACCOUNTING PRINCIPLE                              (4,483)          (5,320)

CUMULATIVE EFFECT ON PRIOR YEARS
  OF A CHANGE IN ACCOUNTING FOR DERIVATIVE
  FINANCIAL INSTRUMENTS, NET OF $364 TAX BENEFIT                                      (546)
                                                            --------------   --------------
NET LOSS                                                          ($4,483)         ($5,866)
                                                            ==============   ==============

NET LOSS PER SHARE - BASIC AND DILUTED:

  LOSS BEFORE CUMULATIVE EFFECT OF A
    CHANGE IN ACCOUNTING PRINCIPLE                                 ($0.58)          ($0.69)

  CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
     FOR DERIVATIVE FINANCIAL INSTRUMENTS                                            (0.07)
                                                            --------------   --------------
  NET LOSS PER SHARE - BASIC AND DILUTED                           ($0.58)          ($0.76)
                                                            ==============   ==============

WEIGHTED AVERAGE NUMBER OF
  SHARES USED IN CALCULATION:

    BASIC                                                       7,697,037        7,673,449
                                                            ==============   ==============
    DILUTED                                                     7,697,037        7,673,449
                                                            ==============   ==============

                                  ATCHISON CASTING CORPORATION
    400 SOUTH FOURTH STREET o P.O. BOX 188 o ATCHISON, KANSAS 66002-0188 o (913) 367-2121 o FAX
                                        (913) 367-2155